Exhibit 21.1
E*TRADE Financial Corporation
Subsidiaries of Registrant

Company	Jurisdiction Name
Capitol View LLC	Delaware
E Trade Nordic AB	Sweden
SP Capital AB	Sweden
E*TRADE Bank	Federal Charter
E*TRADE Capital Management, LLC	Delaware
E*TRADE Capital Trust XXVII	Delaware
E*TRADE Capital Trust XXVIII	Delaware
E*TRADE Capital Trust XXIX	Delaware
E*TRADE Clearing LLC	Delaware
E*TRADE Community Development Corporation	Delaware
E*TRADE Europe Holdings B.V.	The Netherlands
E*TRADE Financial Corporate Services, Inc.	Delaware
E*TRADE Financial Corporation Capital Trust V	Delaware
E*TRADE Financial Corporation Capital Trust VI	Delaware
E*TRADE Financial Corporation Capital Trust VII	Delaware
E*TRADE Financial Corporation Capital Statutory Trust VIII	Delaware
E*TRADE Financial Corporation Capital Statutory Trust IX	Delaware
E*TRADE Financial Corporation Capital Trust X	Delaware
E*TRADE Information Services, LLC	Delaware
ETCM Holdings, Inc.	Delaware
E*TRADE Insurance Services, Inc.	California
E*TRADE Master Trust	Delaware
E*TRADE Savings Bank	Federal Charter
E*TRADE Securities Corporation	Philippines
E*TRADE Securities Limited	United Kingdom
E*TRADE Securities LLC	Delaware
E*TRADE UK (Holdings) Limited	United Kingdom
E*TRADE UK Nominees Limited	United Kingdom
ETB Capital Trust XI	Delaware
ETB Capital Trust XII	Delaware
ETB Capital Trust XIII	Delaware
ETB Capital Trust XIV	Delaware
ETB Capital Trust XV	Delaware
ETB Capital Trust XVI	Delaware
ETB Capital Trust XXV	Delaware
ETB Capital Trust XXVI	Delaware
ETB Holdings, Inc.	Delaware
ETB Holdings, Inc. Statutory Trust XXII	Delaware
ETB Holdings, Inc. Statutory Trust XXIII	Delaware
ETB Holdings, Inc. Capital Trust XVII	Delaware
ETB Holdings, Inc. Capital Trust XVIII	Delaware

ETB Holdings, Inc. Capital Trust XIX	Delaware
ETB Holdings, Inc. Capital Trust XX	Delaware
ETB Holdings, Inc. Capital Trust XXI	Delaware
ETB Holdings, Inc. Capital Trust XXIV	Delaware
ETCF Asset Funding Corporation	Nevada
ETFC Capital Trust I	Delaware
ETFC Capital Trust II	Delaware
ETRADE Asia Services Limited	Hong Kong
ETRADE Securities (Hong Kong) Limited	Hong Kong
TIR (Holdings) Limited	Cayman Islands
ET Canada Holdings Inc.	Canada